EXHIBIT 10.6(b)

            Severance Agreements have been executed by the Company and the indicated employees, each substantially identical in all material respects to the form of Severance Agreement filed as Exhibit 10.6 to the Company's 2001 Annual Report on Form 10-K except as noted below.

EMPLOYEE	POSITION	DATE OF AGREEMENT

Gordon S. Borteck	Vice President, Organization and Human Resources	March 15, 2002
Howard R. Crabtree	Senior Vice President, Minteq	March 15, 2002
D. Randy Harrison	Vice President and General Manager, Performance Minerals	March 15, 2002
Kenneth Massimine	Senior Vice President, Paper PCC	March 15, 2002
John A. Sorel	Senior Vice President, Corporate Development and Finance	March 15, 2002